Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This indemnification agreement is made as of [•], 2026, and is between Bending Spoons S.p.A. (“Bending Spoons”), and [•] (“Indemnitee”).

BACKGROUND

A.	Bending Spoons and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors and officers, the increases in the cost of such insurance, and the reductions in the coverage of such insurance.

B.	Bending Spoons and Indemnitee further recognize the increase in corporate litigation, subjecting directors and officers to expensive litigation risks at the same time as the availability and coverage of liability insurance has been limited.

C.	Indemnitee does not regard the protection available as adequate under the present circumstances, and Indemnitee and other directors or officers of Bending Spoons may not be willing to continue to serve in such capacity without additional protection.

D.	Bending Spoons desires to attract and retain the services of highly talented individuals, such as Indemnitee, and to indemnify its directors and officers to provide them with the maximum protection permitted by applicable law.

OPERATIVE PROVISIONS

Bending Spoons and Indemnitee agree as follows:

1.	Definitions

“Bending Spoons” has the meaning set out in the preamble of this agreement and includes its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all its business or assets).

“Change in Control” means any of the following:

(1)	Any transaction or series of transactions whereby a person, or group of persons acting in concert, directly or indirectly acquires beneficial ownership of securities possessing more than 50% of the total combined voting power of the securities of Bending Spoons outstanding immediately after such acquisition. For the purposes of this definition, the following acquisitions will not constitute a Change in Control: (A) an acquisition by Bending Spoons or any of its subsidiaries; (B) an acquisition by any employee benefit plan maintained by Bending Spoons or any of its subsidiaries; (C) an acquisition by any person that, prior to the transaction, directly or indirectly controls, is controlled by, or is under common control with Bending Spoons; or (D) an acquisition that occurs solely as a result of an internal reorganization, restructuring, or recapitalization of Bending Spoons or any of its subsidiaries (including the formation of a new holding company), provided that (x) immediately following such acquisition, the persons who were the beneficial owners of the voting securities of Bending Spoons immediately prior to such acquisition continue to beneficially own, directly or indirectly, a majority of the total combined voting power of the outstanding voting securities of Bending Spoons (or, if Bending Spoons is no longer the ultimate parent entity, of the entity that succeeds Bending Spoons as the ultimate parent entity), in substantially the same proportions relative to each other as immediately prior to such acquisition, and (y) if applicable, such acquisition was approved by a majority of the members of the board of directors of Bending Spoons who were in office immediately prior to the initial public announcement or other disclosure of such acquisition.

(2)	A sale or other disposition of all or substantially all of the assets of Bending Spoons in any single transaction or series of related transactions, or a merger, consolidation, reorganization, business combination, or other corporate event after which the shares of Bending Spoons are no longer listed for trading on any stock exchange; in each case unless, immediately following such transaction, the persons who were the beneficial owners of the voting securities of Bending Spoons immediately prior to such transaction continue to beneficially own, directly or indirectly, a majority of the total combined voting power of the outstanding voting securities of Bending Spoons or the entity resulting from or surviving such transaction (or the ultimate parent entity thereof), in substantially the same proportions relative to each other as immediately prior to such transaction.

“Corporate Status” means status as a director, officer, employee, or agent of Bending Spoons or of another entity, partnership, trust, employee benefit plan, or other enterprise at the request of Bending Spoons.

“Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this agreement, excise taxes and penalties under the Employee Retirement Income Security Act of 1974 (as amended), premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, and all other disbursements, obligations or expenses of the types customarily incurred in connection with preparing for or participating in a Proceeding. Expenses do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

“Final Adjudication” means an adjudication, judgment, order, or decision by a court of competent jurisdiction that has become final and non-appealable.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither at present is, nor in the past five years has been, retained to represent (1) Bending Spoons or Indemnitee in any matter material to either such party, or (2) any other party to the Proceeding giving rise to a claim for indemnification under this agreement. Independent Counsel does not include any person who, under the applicable standards of professional conduct, would have a conflict of interest in representing either Bending Spoons or Indemnitee in an action to determine Indemnitee’s rights under this agreement.

“Proceeding” means any threatened, pending, or completed action, suit, claim, counterclaim, cross-claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or other proceeding, whether civil, criminal, administrative, legislative, regulatory, or investigative (formal or informal), whether brought in the right of Bending Spoons or otherwise, and including any appeal, in which Indemnitee was or is involved as a party or otherwise, by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is serving in such capacity at the time any liability or Expenses are incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this agreement.

2.	Indemnification

2.1	Third-party proceedings. Bending Spoons shall indemnify and hold Indemnitee harmless, to the fullest extent permitted by applicable law, if Indemnitee is involved in any Proceeding, other than a Proceeding under section 2.2, against judgments, fines, monetary penalties, interest, assessment, amounts paid in settlement, and Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, as a result of such Proceeding, if (1) Indemnitee’s acts or omissions on which such Proceeding is based did not constitute willful misconduct or gross negligence, and (2) Indemnitee acted in good faith for a purpose Indemnitee reasonably believed to be in or not opposed to the best interests of Bending Spoons. The termination of any such Proceeding by judgment, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not in itself create a presumption that (1) or (2) did not occur.

2.2	Proceedings by or in the right of Bending Spoons. Bending Spoons shall indemnify and hold Indemnitee harmless, to the fullest extent permitted by applicable law, if Indemnitee is involved in any Proceeding by or in the right of Bending Spoons against Indemnitee to procure a judgment in favor of Bending Spoons, against Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with the defense of such Proceeding if (1) Indemnitee’s acts or omissions on which such Proceeding is based did not constitute willful misconduct or gross negligence, and (2) Indemnitee acted in good faith for a purpose Indemnitee reasonably believed to be in or not opposed to the best interests of Bending Spoons. Notwithstanding the foregoing, no indemnification will be made under this section in respect of any claim, issue, or matter as to which Indemnitee has been found liable to Bending Spoons by a Final Adjudication, unless and only to the extent that the court in which such Proceeding was brought, or, if no Proceeding was brought, a court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such portion of the Expenses as the court deems proper.

2.3	Indemnification as a successful party. To the extent that Indemnitee has been successful on the merits, or otherwise in the defense, of any Proceeding referred to in section 2.1 or section 2.2, or of any claim, issue, or matter in such Proceeding, Bending Spoons shall indemnify and hold Indemnitee harmless against Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding, to the fullest extent permitted by applicable law. The termination of any claim, issue, or matter in such a Proceeding without a determination on the merits will be deemed a successful result as to such claim, issue, or matter.

2.4	Indemnification as a witness. Bending Spoons shall indemnify and hold Indemnitee harmless, to the fullest extent permitted by applicable law, against Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with any Proceeding to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate or provide information.

3.	Expenses; partial indemnification; indemnification procedure

3.1	Advancement of Expenses. Bending Spoons, at Indemnitee’s request, shall advance all Expenses incurred by Indemnitee, or on Indemnitee’s behalf, in connection with any Proceeding referred to in sections 2.1, 2.2, 2.3, and 2.4. Indemnitee shall repay such advanced amounts if, and to the extent that, a Final Adjudication determines that Indemnitee is not entitled to be indemnified by Bending Spoons under this agreement or, where Indemnitee is entitled to indemnification under this agreement, to the extent the Expenses advanced by Bending Spoons exceed the indemnification to which Indemnitee is entitled.

3.2	Partial indemnification. If Indemnitee is entitled under this agreement to indemnification by Bending Spoons for a portion of the Expenses, judgments, fines, or monetary penalties incurred in the investigation, defense, appeal, or settlement of any Proceeding, but not for the total amount, Bending Spoons shall nevertheless indemnify and hold Indemnitee harmless for the portion of such Expenses, judgments, fines or monetary penalties to which Indemnitee is entitled.

3.3	Notice and cooperation by Indemnitee. To obtain indemnification under this agreement, Indemnitee must give Bending Spoons notice in writing of any Proceeding as soon as practicable. Notice to Bending Spoons must be directed to the general counsel (or, if Indemnitee is the general counsel or has a similar role, to the chief executive officer) of Bending Spoons, and must be given in accordance with section 9.8. In addition, Indemnitee must give Bending Spoons such information and cooperation as it may reasonably require to determine whether and to what extent Indemnitee is entitled to indemnification. Notwithstanding the foregoing, any failure of Indemnitee to notify Bending Spoons in accordance with this section, or to give notice in a timely manner, will not relieve Bending Spoons of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of Bending Spoons.

3.4	Procedure

(1)	Bending Spoons shall pay any indemnification and advances under article 2 and this article 3 within thirty days after receipt of Indemnitee’s written request, or within seventy days after receipt of such request if shareholder approval is required under section 3.6(2) to determine Indemnitee’s entitlement to indemnification.

(2)	If Bending Spoons fails to pay in full a claim under this agreement within the term set out in section 3.4(1), Indemnitee may bring an action against Bending Spoons to recover the unpaid amount of the claim and, subject to article 7, Indemnitee will also be entitled to be paid for the Expenses of bringing such action.

(3)	Bending Spoons may assert as a defense to any action under section 3.4(2) (other than any action to enforce a claim for advancement of Expenses incurred in connection with any Proceeding in advance of a Final Adjudication) that Indemnitee’s acts or omissions on which the Proceeding is based constituted willful misconduct or gross negligence, or that Indemnitee did not act in good faith for a purpose which Indemnitee reasonably believed to be in or not opposed to the best interests of Bending Spoons. The burden of proving such defense will be on Bending Spoons, and Indemnitee will be entitled to receive interim payments of Expenses pursuant to section 3.1 unless and until such defense is established by a Final Adjudication.

(4)	If Bending Spoons contests Indemnitee’s right to indemnification under this agreement, the question of Indemnitee’s right to indemnification will be for the court to decide, and neither the failure of Bending Spoons to have made a determination that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by Bending Spoons to the contrary, will create a presumption that Indemnitee’s acts or omissions on which the Proceeding is based constituted willful misconduct or gross negligence, or that Indemnitee did not act in good faith for a purpose which Indemnitee reasonably believed to be in or not opposed to the best interests of Bending Spoons.

3.5	Presumption of indemnification. Indemnitee’s good faith will be presumed if Indemnitee’s acts or omissions are based on records or corporate books of Bending Spoons, information provided to Indemnitee by directors or officers of Bending Spoons in the course of their duties, advice of legal counsel for Bending Spoons, or information, records, or reports made to Bending Spoons by an independent certified public accountant or other expert selected with reasonable care by Bending Spoons. This section will not limit in any way the other circumstances in which Indemnitee may be deemed to have acted in good faith for the purposes of this agreement.

3.6	Determination of entitlement to indemnification. The entitlement of Indemnitee to indemnification under this agreement shall be determined in one of the following ways: (1) by a resolution of the board of directors of Bending Spoons, by majority vote of disinterested directors only; (2) if there are no disinterested directors, or if the board of directors of Bending Spoons, by majority vote of disinterested directors, so directs, by a resolution of a shareholder meeting of Bending Spoons, or by Independent Counsel in a written opinion to the board of directors of Bending Spoons, a copy of which must be delivered to Indemnitee; or (3) if a Change in Control has occurred, by Independent Counsel in a written opinion to the board of directors of Bending Spoons, a copy of which must be delivered to Indemnitee. Such Independent Counsel shall be selected jointly by the board of directors of Bending Spoons and Indemnitee, or upon application by either party to a court of competent jurisdiction.

3.7	Selection of counsel. If Bending Spoons is obligated under section 3.1 to pay the Expenses of any Proceeding against Indemnitee, Bending Spoons may, by giving Indemnitee written notice, assume the defense of such Proceeding with counsel approved by Indemnitee (such approval not to be unreasonably withheld, conditioned, or delayed). No later than ten business days after receiving such notice, Indemnitee shall notify Bending Spoons in writing of its approval or objection to the proposed counsel. If Indemnitee fails to respond within such period, the proposed counsel will be deemed approved. After the approval (or deemed approval) of counsel by Indemnitee and the retention of counsel by Bending Spoons in accordance with this section, Bending Spoons will not be liable to Indemnitee under this agreement for any Expenses of Indemnitee’s counsel subsequently incurred by Indemnitee with respect to the same Proceeding, unless (1) the engagement of counsel by Indemnitee has been authorized by Bending Spoons, or (2) Indemnitee has reasonably concluded that there may be a conflict of interest between Bending Spoons and Indemnitee in the conduct of any such defense, or (3) Bending Spoons has not engaged counsel to assume the defense of such Proceeding within sixty days after receipt of Indemnitee’s notice under section 3.3. Notwithstanding the foregoing, Indemnitee will have the right to engage its own counsel in any such Proceeding at Indemnitee’s expense.

3.8	Settlement. Notwithstanding anything to the contrary in this agreement, Bending Spoons will have no liability under this agreement with respect to any amounts paid in settlement of any Proceeding if such settlement was made without its prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed) or it was not given the opportunity to participate in the defense of such Proceeding in accordance with this article 3. If Bending Spoons assumes the defense of any Proceeding in accordance with section 3.7, Bending Spoons shall not settle such Proceeding without the prior written consent of Indemnitee (such consent not to be unreasonably withheld, conditioned, or delayed), unless such settlement (1) includes a full, unconditional, and final release of all claims asserted against Indemnitee, and (2) does not impose any liability, obligation, or restriction on Indemnitee.

4.	Changes in applicable law; non-exclusivity

4.1	Changes in applicable law. In the event of any change in applicable law after the date of this agreement that expands the right of an Italian company whose shares are listed on a United States national securities exchange to indemnify a member of its board of directors or an officer, such changes will apply automatically to Indemnitee’s rights and the obligations of Bending Spoons under this agreement. In the event of any change in applicable law which narrows the right of an Italian company whose shares are listed on a United States national securities exchange to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law to be applied to this agreement, will have no effect on the parties’ rights and obligations under this agreement.

4.2	Non-exclusivity. The indemnification provided by this agreement will not be deemed exclusive of any other rights that Indemnitee may have under the bylaws of Bending Spoons, any other agreement, any resolution passed by one or more shareholder meetings or the board of directors of Bending Spoons, applicable law, or otherwise.

5.	Insurance

If Bending Spoons maintains one or more insurance policies providing liability coverage for its directors and officers, or to ensure performance of its indemnification obligations under this agreement, Indemnitee will be named as an insured in such a manner as to provide Indemnitee with coverage by such policies in accordance with their terms to the maximum extent of the coverage available for any director, officer, employee, or agent, as applicable, under such policies. If, at the time it receives a notice of a claim pursuant to section 3.3, Bending Spoons has director and officer liability insurance in effect, Bending Spoons must give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set out in the respective policies. Bending Spoons must take all appropriate actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. In the event of a Change in Control, Bending Spoons shall maintain in effect any existing director and officer liability insurance policies for a period of six years following such Change in Control on terms (including amount, scope, and retention) no less favorable than the policy in effect prior to the Change in Control. However, if such coverage is not available at an annual premium equal to or less than 200% of the annual premium paid by Bending Spoons as of the date of the Change in Control, Bending Spoons shall obtain the maximum coverage available at such cost.

6.	Exceptions

Notwithstanding anything to the contrary in this agreement, this agreement does not obligate Bending Spoons to do any of the following:

(1)	Indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought under this agreement or to enforce or interpret any of the terms of this agreement.

(2)	Indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding initiated by Indemnitee under this agreement or to enforce or interpret any of the terms of this agreement, if a Final Adjudication adverse to Indemnitee determines that (A) Indemnitee’s acts (x) were committed in bad faith, or with gross negligence, or were the result of active and deliberate dishonesty, and (y) were material to the cause of action so adjudicated; or (B) Indemnitee personally gained in fact a financial profit or other advantage to which Indemnitee was not legally entitled.

(3)	Indemnify Indemnitee for Expenses or liabilities of any type whatsoever to the extent such Expenses or liabilities have been paid to, or on behalf of, Indemnitee by any insurance carrier or any other third party.

(4)	Indemnify Indemnitee for reimbursement of Bending Spoons by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of Bending Spoons, as required in each case under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including (A) any such reimbursements that arise from an accounting restatement of Bending Spoons pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (B) the payment to Bending Spoons of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act, and (C) any accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of any equity security of Bending Spoons within any period of less than six months, as required under Section 16(b) of the Exchange Act.

(5)	Indemnify Indemnitee for reimbursement of Bending Spoons by Indemnitee of any compensation pursuant to any compensation recoupment or claw-back policy adopted by the board of directors of Bending Spoons or any compensation committee of the board.

(6)	Indemnify Indemnitee to the extent such indemnification is prohibited by applicable law, including the laws of Italy, United States federal securities laws, or public policy. Without limiting the generality of the foregoing, Indemnitee acknowledges that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain United States federal securities laws, and that Bending Spoons has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the right of Bending Spoons under public policy to indemnify Indemnitee.

(7)	Indemnify Indemnitee with respect to any Proceeding in which a Final Adjudication adverse to Indemnitee determined that Indemnitee breached any employment, directorship, or other service agreement with Bending Spoons or any of its subsidiaries to which Indemnitee is a party.

7.	Attorneys’ fees

7.1	Actions initiated by Indemnitee. If Indemnitee initiates any action under this agreement or to enforce or interpret any of the terms of this agreement, Indemnitee will be entitled to be paid all Expenses incurred by Indemnitee with respect to such action to the extent Bending Spoons is obliged to indemnify Indemnitee under this agreement.

7.2	Actions initiated by or in the name of Bending Spoons. In the event of any action initiated by or in the name of Bending Spoons under this agreement or to enforce or interpret any of the terms of this agreement, Indemnitee will be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and crossclaims made in such action) to the extent Bending Spoons is obliged to indemnify Indemnitee under this agreement.

8.	Contribution

8.1	Contribution. To the fullest extent permitted by applicable law, if the indemnification provided for in this agreement is unavailable to Indemnitee for any reason whatsoever, Bending Spoons, instead of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for one or more judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement, and for Expenses, in connection with any Proceeding, to the extent deemed fair and reasonable under the circumstances of such Proceeding taking into account (1) the relative benefits received by Bending Spoons and Indemnitee as a result of the events or transactions that caused such Proceeding, and (2) the relative fault of Bending Spoons (and its directors, officers, employees, and agents) and Indemnitee in connection with such events or transactions.

8.2	Joint liability. If Bending Spoons is jointly liable with Indemnitee in respect of any Proceeding, Bending Spoons shall pay the entire amount of any judgment or settlement arising from such Proceeding, without requiring Indemnitee to contribute to such payment, and Indemnitee will not be required to make any payment to Bending Spoons or any third party with respect to such judgment or settlement until a Final Adjudication determines that Indemnitee is not entitled to indemnification under this agreement. Bending Spoons shall also indemnify and hold Indemnitee harmless, to the fullest extent permitted by applicable law, from any claim of contribution that may be brought or threatened by any other director, officer, employee, or agent of Bending Spoons, or any other person or entity, who may be jointly liable with Indemnitee with respect to any Proceeding.

9.	Miscellaneous

9.1	No employment or service rights. Nothing in this agreement is intended to create in favor of Indemnitee any right to continued employment, continued service as a director, or continued service in any other Corporate Status capacity with Bending Spoons or any of its subsidiaries.

9.2	Employee benefit plans. If Indemnitee serves as a fiduciary, trustee, administrator, or in any other capacity with respect to an employee benefit plan as part of, or in connection with, Indemnitee’s duties to Bending Spoons, such service will be deemed to be at the request of Bending Spoons for purposes of this agreement. References to “fines” in this agreement include any excise taxes assessed on Indemnitee with respect to an employee benefit plan. Any action taken or omitted by Indemnitee with respect to an employee benefit plan in the performance of Indemnitee’s duties for a purpose reasonably believed by Indemnitee to be in the interest of the participants and beneficiaries of the plan will be deemed to be for a purpose which is “not opposed to the best interests of Bending Spoons” as referred to in this agreement.

9.3	Governing law. This agreement and all acts and transactions and rights and obligations of the parties under this agreement will be governed, construed, and interpreted in accordance with the laws of the Republic of Italy, without giving effect to principles of conflict of law.

9.4	Forum selection. Bending Spoons and Indemnitee hereby irrevocably and unconditionally (1) agree that any action, claim, or proceeding between the parties arising out of or in connection with this agreement will be brought exclusively in the courts of Milan, (2) consent to submit to the exclusive jurisdiction of such courts for purposes of any such action, claim, or proceeding, (3) waive any objection to the laying of venue of any such action, claim, or proceeding in such courts, and (4) waive, and agree not to plead or to make, any claim that any such action, claim, or proceeding brought in such courts has been brought in an improper or inconvenient forum.

9.5	Entire agreement; enforcement of rights. This agreement, including the background, constitutes the entire understanding between the parties regarding the subject matter of this agreement and supersedes all other agreements related to it, whether written or oral, between the parties. No amendment to this agreement, nor any waiver of any rights under this agreement, will be effective unless in writing and signed by both parties. The failure by either party to enforce any rights under this agreement will not be construed as a waiver of any rights of such party.

9.6	Severability. Nothing in this agreement is intended to require or will be construed as requiring Bending Spoons to do or fail to do any act in violation of applicable law. The inability, pursuant to court order, of Bending Spoons to perform its obligations under this agreement will not constitute a breach of this agreement. The provisions of this agreement will be severable as provided in this section 9.6. If this agreement or any of its provisions is invalidated on any ground by any court of competent jurisdiction, Bending Spoons shall nevertheless indemnify and hold Indemnitee harmless to the fullest extent permitted under any applicable portion of this agreement that will not have been invalidated, and the portion of this agreement not so invalidated will be enforceable in accordance with its terms.

9.7	Construction. This agreement is the result of negotiations between and has been reviewed by both parties and their respective counsel, if any. In the event of any ambiguity, this agreement will be construed to provide indemnification in favor of Indemnitee to the fullest extent permitted by applicable law.

9.8	Notices. All notices under the agreement must be in writing and delivered by hand, by registered or certified mail, return receipt requested and postage prepaid, or by email. Each party will keep the other party informed of the physical address and email address to be used for notices under this agreement. For a notice to a party under this agreement to be valid, it must be addressed using the information specified below for that party or any other information specified by that party in a notice in accordance with this section.

9.9	Counterparts. This agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

9.10	Successors and assigns. The rights to indemnification and advancement of Expenses provided by or granted pursuant to this agreement will:

(1)	Be binding upon and enforceable by the parties and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all the business or assets of Bending Spoons);

(2)	Continue as to an Indemnitee who has ceased to maintain any Corporate Status; and

(3)	Inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors, and administrators.

9.11	Subrogation. In the event of payment under this agreement, Bending Spoons will be subrogated to the extent of such payment to all of Indemnitee’s rights of recovery, and Indemnitee will sign all documents required and do all acts that may be necessary to secure such rights and enable Bending Spoons to effectively bring suit to enforce them.

[Signature page follows]

Each party is signing this agreement as of the date set out on the first page of this agreement.

Bending Spoons S.p.A.

By:

Title:

Address:	Via Nino Bonnet, 10 20154 Milan Italy

Email:

Agreed to and accepted:

[Name]

Signature:

Address:

Email: